UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NATIONSTAR MORTGAGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State of incorporation or organization)

45-2156869

(I.R.S. Employer Identification No.)

350 Highland Drive

Lewisville, Texas 75067

(469) 549-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.500% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-188872

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

The title of the securities to be registered hereunder is “6.500% Senior Notes due 2022.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 16 of the Prospectus dated May 28, 2013 included in the registration statement on Form S-3 (Registration No. 333-188872) of Nationstar Mortgage Holdings Inc., Nationstar Mortgage LLC and Nationstar Capital Corporation, as supplemented by the information under the heading “Description of the Notes” on pages S-21 through S-75 of the related Prospectus Supplement, dated May 29, 2013, which information is incorporated by reference and made part of this registration statement in its entirety. The description of the securities contained in the final Prospectus Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the securities, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1.	Prospectus dated May 28, 2013 (incorporated by reference to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on May 28, 2013 (Registration Statement No. 333-188872)).

1.2	Prospectus Supplement dated May 29, 2013 (incorporated by reference to Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s filing with the SEC pursuant to Securities Act Rule 424(b)(5) on May 29, 2013).

1.3	Form of Indenture by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the SEC on May 28, 2013 (Registration Statement No. 333-188872)).

1.4	Form of Global Note (incorporated by reference to Exhibit 4.7 to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the SEC on May 28, 2013 (Registration Statement No. 333-188872)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: May 29, 2013	By:	/s/ David C. Hisey
David C. Hisey
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Prospectus dated May 28, 2013 (incorporated by reference to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the SEC on May 28, 2013 (Registration Statement No. 333-188872)).

1.2	Prospectus Supplement dated May 29, 2013 (incorporated by reference to Nationstar Mortgage LLC’s filing with the SEC pursuant to Securities Act Rule 424(b)(5) on May 29, 2013).

1.3	Form of Indenture by and among Nationstar Mortgage LLC, Nationstar Capital Corporation, the guarantors thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the SEC on May 28, 2013 (Registration Statement No. 333-188872)).

1.4	Form of Global Note (incorporated by reference to Exhibit 4.7 to Nationstar Mortgage Holdings Inc.’s, Nationstar Mortgage LLC’s and Nationstar Capital Corporation’s Registration Statement on Form S-3 filed with the SEC on May 28, 2013 (Registration Statement No. 333-188872)).